Exhibit 99.1

RLI Corp.	NEWS RELEASE

9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI Reports Third Quarter 2014 Results

PEORIA, ILLINOIS, October 15, 2014 — RLI Corp. (NYSE: RLI) — RLI Corp. reported third quarter 2014 operating earnings of $29.5 million ($0.68 per share), compared to $30.5 million ($0.70 per share) for the third quarter of 2013. For the nine months ended September 30, 2014, operating earnings were $83.2 million ($1.90 per share) compared to $80.4 million ($1.86 per share) for the same period in 2013.

	Third Quarter
Earnings Per Diluted Share	2014	2013
Operating earnings (1)	$0.68	$0.70
Net earnings	$0.76	$0.86

(1) See discussion below of non-GAAP financial measures.

Highlights for the quarter included:

•                  Combined ratio of 82.9, resulting in underwriting income of $30.4 million.

•                  3% growth in gross premiums written and 8% growth in net premiums written.

•                  $15.3 million net increase in underwriting income resulting from favorable development in prior years’ loss reserves.

•                  Net investment income of $14.2 million, up 4% from the same period last year.

•                  Net operating cash flow of $47.4 million.

•                  Book value per share of $21.70, an increase of 12% from year end 2013.

“Our solid third-quarter results reflect our disciplined underwriting philosophy,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Heightened competition continued to limit price-driven premium growth in the quarter, particularly within our property segment. However, our proven business model enables us to deliver strong results in a variety of market conditions. This quarter was no exception as our talented underwriters achieved an 82.9 combined ratio.”

“Serving our policyholders and shareholders through financial stability and strength remains our top priority. We will continue to focus on underwriting discipline, pursuing targeted growth in select markets and maintaining a well-diversified, niche product portfolio,” said Michael.

Underwriting income

RLI achieved $30.4 million of underwriting income in the third quarter of 2014 on an 82.9 combined ratio, compared to $31.8 million of underwriting income on an 80.5 combined ratio in the same quarter for 2013. Results for 2014 include $15.3 million in favorable development in prior years’ loss reserves, compared to $19.7 million in favorable development in prior years’ loss reserves in 2013.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income	Third Quarter			Third Quarter
(in millions)	2014	2013	Combined Ratio	2014	2013
Casualty	$13.8	$20.8	Casualty	85.6	75.3
Property	7.5	6.5	Property	86.1	87.7
Surety	9.1	4.5	Surety	66.7	83.2
Total	$30.4	$31.8	Total	82.9	80.5

—more—

RLI reported year-to-date underwriting income of $79.5 million representing an 84.3 combined ratio for the nine months ended September 30, 2014, versus $77.2 million of underwriting income representing an 83.3 combined ratio for the same period last year.

Other income

RLI’s net investment income for the quarter increased 4.4% to $14.2 million, compared to the same period in 2013. For the nine-month period ended September 30, 2014, investment income was $41.8 million versus $39.3 million for the same period in 2013. The investment portfolio’s total return was 0.2% for the quarter. The bond portfolio returned 0.6% in the quarter, and the equity portfolio’s return was -1.1%. Through nine months, the investment portfolio’s total return was 6.0% with the bond portfolio returning 5.3% and equities returning 8.1%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $20.9 million for the quarter ($0.48 per share) compared to $35.7 million ($0.82 per share) for the same quarter in 2013. Year-to-date comprehensive earnings were $123.3 million ($2.82 per share), compared to $74.5 million ($1.72 per share) for the same period last year.

During the quarter, equity in earnings of unconsolidated investees was $2.9 million compared to $2.6 million from the same period last year. Results for the current year are related to Maui Jim, Inc. ($2.8 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($0.1 million), a specialty E&S insurance company. For the nine-month period ended September 30, 2014, equity in earnings of unconsolidated investees was $12.2 million versus $10.7 million in 2013. Prior year figures reflect only Maui Jim results, as our equity investment in Prime occurred in the first quarter of 2014.

Dividend paid in the third quarter 2014

On September 19, 2014, the Company paid a dividend of $0.18 per share, the same amount as the prior quarter. RLI has paid dividends for 153 consecutive quarters and increased dividends in each of the last 39 years.

Non-GAAP financial measures

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Other news

At 10 a.m. central time (CT) tomorrow, October 16, 2014, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at http://www.media-server.com/m/p/ga2jk6g9.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2013.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company — are rated A+ “Superior” by A.M. Best Company.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2014	2013	2014	2013
	3rd Qtr	3rd Qtr	9 Mos.	9 Mos.

Operating Earnings Per Share	$0.68	$0.70	$1.90	$1.86

Specific items included in operating earnings per share: (1) (2)
• Favorable development in casualty prior years’ reserves	$0.17	$0.25	$0.58	$0.67
• Favorable development in property prior years’ reserves	$—	$0.04	$0.01	$0.05
• Favorable (unfavorable) development in surety prior years’ reserves	$0.06	$(0.01)	$0.15	$0.07
• Catastrophe impact
• 2014 events	$0.01	$—	$(0.10)	$—
• 2013 and prior events	$—	$0.01	$0.01	$(0.10)

(1)   Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2)   Reserve development reflects changes from previously estimated losses.

RLI CORP.

2014 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$177,747	$163,702	8.6%	$507,483	$462,406	9.7%
Net investment income	14,200	13,598	4.4%	41,764	39,331	6.2%
Net realized investment gains	5,708	10,999	-48.1%	22,640	18,425	22.9%
Consolidated revenue	197,655	188,299	5.0%	571,887	520,162	9.9%

Loss and settlement expenses	76,019	64,246	18.3%	220,380	191,301	15.2%
Policy acquisition costs	58,180	54,176	7.4%	168,387	156,014	7.9%
Other insurance expenses	13,120	13,462	-2.5%	39,187	37,916	3.4%
Interest expense on debt	1,857	1,513	22.7%	5,582	4,538	23.0%
General corporate expenses	2,800	2,157	29.8%	7,547	6,235	21.0%
Total expenses	151,976	135,554	12.1%	441,083	396,004	11.4%

Equity in earnings of unconsolidated investees	2,915	2,564	13.7%	12,204	10,696	14.1%

Earnings before income taxes	48,594	55,309	-12.1%	143,008	134,854	6.0%
Income tax expense	15,340	17,662	-13.1%	45,060	42,458	6.1%
Net earnings	$33,254	$37,647	-11.7%	$97,948	$92,396	6.0%

Other comprehensive earnings (loss), net of tax	(12,353)	(1,946)	-534.8%	25,318	(17,874)	—

Comprehensive earnings	$20,901	$35,701	-41.5%	$123,266	$74,522	65.4%

Operating earnings: (1)

Net earnings	$33,254	$37,647	-11.7%	$97,948	$92,396	6.0%

Less: Realized investment gains, net of tax	3,711	7,150	-48.1%	14,716	11,977	22.9%

Operating earnings	$29,543	$30,497	-3.1%	$83,232	$80,419	3.5%

Return on Equity:
Net earnings (trailing four quarters)				15.0%	14.0%
Comprehensive earnings (trailing four quarters)				19.0%	10.4%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	43,712	43,546		43,692	43,330

EPS from operations (1)	$0.68	$0.70	-2.9%	$1.90	$1.86	2.2%
Realized gains, net of tax	0.08	0.16	-50.0%	0.34	0.27	25.9%
Net earnings per share	$0.76	$0.86	-11.6%	$2.24	$2.13	5.2%

Comprehensive earnings per share	$0.48	$0.82	-41.5%	$2.82	$1.72	64.0%

Cash dividends per share	$0.18	$0.17	5.9%	$0.53	$0.50	6.0%

Net Cash Flow provided by Operations	$47,366	$54,955	-13.8%	$85,894	$81,736	5.1%

(1)  See discussion above of non-GAAP financial measures.

RLI CORP.

2014 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2014	2013	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income (amortized cost - $1,503,154 at 9/30/14) (amortized cost - $1,431,700 at 12/31/13)	$1,546,180	$1,440,703	7.3%
Equity securities (cost - $214,239 at 9/30/14) (cost - $218,848 at 12/31/13)	419,022	418,654	0.1%
Other invested assets	11,688	—	—
Cash and cash equivalents	87,100	62,701	38.9%
Total investments and cash	2,063,990	1,922,058	7.4%

Premiums and reinsurance balances receivable	175,293	152,509	14.9%
Ceded unearned premiums	62,646	60,407	3.7%
Reinsurance recoverable on unpaid losses	353,228	354,924	-0.5%
Deferred acquisition costs	68,372	61,508	11.2%
Property and equipment	42,400	40,261	5.3%
Investment in unconsolidated investees	67,250	49,793	35.1%
Goodwill and intangibles	74,172	74,876	-0.9%
Other assets	26,132	23,974	9.0%
Total assets	$2,933,483	$2,740,310	7.0%

Unpaid losses and settlement expenses	1,152,413	1,129,433	2.0%
Unearned premiums	429,867	392,081	9.6%
Reinsurance balances payable	37,683	47,334	-20.4%
Funds held	53,834	61,656	-12.7%
Long-term debt - bonds payable	149,615	149,582	0.0%
Income taxes - deferred	77,086	57,801	33.4%
Accrued expenses	52,392	59,596	-12.1%
Other liabilities	47,080	13,861	239.7%
Total liabilities	1,999,970	1,911,344	4.6%
Shareholders’ equity	933,513	828,966	12.6%
Total liabilities & shareholders’ equity	$2,933,483	$2,740,310	7.0%

OTHER DATA
Common shares outstanding (in 000’s)	43,027	42,982

Book value per share	$21.70	$19.29	12.5%
Closing stock price per share	$43.29	$48.69	-11.1%
Cash dividends per share - ordinary (annualized)	$0.71	$0.67	6.0%
Cash dividends per share - special	$—	$1.50	—

Statutory Surplus	$901,667	$859,221	4.9%

RLI CORP.

2014 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended September 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2014

Gross premiums written	$119,789		$56,611		$31,422		$207,822
Net premiums written	98,210		44,737		29,965		172,912
Net premiums earned	96,181		54,143		27,423		177,747
Net loss & settlement expenses	47,828	49.7%	27,948	51.6%	243	0.9%	76,019	42.8%
Net operating expenses	34,567	35.9%	18,697	34.5%	18,036	65.8%	71,300	40.1%
Underwriting income	$13,786	85.6%	$7,498	86.1%	$9,144	66.7%	$30,428	82.9%

2013

Gross premiums written	$116,242		$55,716		$29,708		$201,666
Net premiums written	91,416		40,963		28,002		160,381
Net premiums earned	83,966		52,705		27,031		163,702
Net loss & settlement expenses	32,287	38.5%	26,719	50.7%	5,240	19.4%	64,246	39.2%
Net operating expenses	30,880	36.8%	19,518	37.0%	17,240	63.8%	67,638	41.3%
Underwriting income	$20,799	75.3%	$6,468	87.7%	$4,551	83.2%	$31,818	80.5%

Nine Months Ended September 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2014

Gross premiums written	$364,027		$216,499		$88,864		$669,390
Net premiums written	299,234		160,162		83,635		543,031
Net premiums earned	281,518		146,252		79,713		507,483
Net loss & settlement expenses	145,310	51.6%	71,618	49.0%	3,452	4.3%	220,380	43.4%
Net operating expenses	99,877	35.5%	55,165	37.7%	52,532	65.9%	207,574	40.9%
Underwriting income	$36,331	87.1%	$19,469	86.7%	$23,729	70.2%	$79,529	84.3%

2013

Gross premiums written	$343,179		$222,190		$86,129		$651,498
Net premiums written	273,160		158,492		81,644		513,296
Net premiums earned	235,307		147,305		79,794		462,406
Net loss & settlement expenses	109,112	46.4%	70,764	48.0%	11,425	14.3%	191,301	41.4%
Net operating expenses	86,678	36.8%	56,927	38.6%	50,325	63.1%	193,930	41.9%
Underwriting income	$39,517	83.2%	$19,614	86.6%	$18,044	77.4%	$77,175	83.3%